UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      April 30, 2012

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:	(978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

To rebalance the Board of Directors following the resignation of William C. Styslinger, III, effective as of April 30, 2012 Carlo Salvatori resigned as a Class II Director of SeaChange, and, upon recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Salvatori as a Class I Director of SeaChange (with a term to expire at the 2012 annual meeting).  Mr. Salvatori continues to serve as a member of the Nominating and Corporate Governance Committee.

(e)

Appointment of Raghu Rau as Permanent Chief Executive Officer

On April 30, 2012, the Board of Directors of SeaChange appointed Raghu Rau, currently serving as interim Chief Executive Officer of SeaChange, as the permanent Chief Executive Officer of SeaChange, effective May 1, 2012.

Mr. Rau, 63, has been a member of the SeaChange Board of Directors since 2010 and had been serving as the interim Chief Executive Officer of SeaChange since November 30, 2011. Mr. Rau has served on the Board of Directors of Aviat Networks, Inc. since November 2010, and previously served on the Board of Directors of Microtune, Inc., prior to its acquisition by Zoran, Inc., from May 2010 to December 2010.  From 1992 to 2008, Mr. Rau held a number of positions with Motorola, Inc.

The selection of Mr. Rau to serve as Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person.  In addition, there are no family relationships between Mr. Rau and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Rau reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Rau as Chief Executive Officer, the Compensation Committee and Board agreed to pay Mr. Rau an annual base salary of $500,000 per year and to make a one-time equity award of 60,827 restricted stock units (RSUs), to vest over three years, and 875,000 stock options, to vest in increments based upon the closing price of SeaChange’s common stock. In addition, Mr. Rau will participate in SeaChange’s fiscal 2013 compensation and bonus plan, described below, with a target bonus of $1,250,000, with $500,000 payable in cash and $750,000 payable in RSUs. In addition, Mr. Rau will receive certain reimbursement for relocation expenses and certain expenses incurred by Mr. Rau while serving as interim Chief Executive Officer.

In addition, it was agreed that if the employment of Mr. Rau is terminated by SeaChange without cause (other than on account of death or disability) and Mr. Rau is not otherwise entitled to payment under his Change-in-Control Agreement (described below), Mr. Rau will be entitled to a one-time payment in an amount equal to Mr. Rau’s base salary plus annual bonus, and the acceleration of vesting of unvested RSUs and stock option awards, other than those that have vesting provisions based on the achievement of performance and/or market price targets that shall only vest to the extent such targets have been achieved as of the termination date.

In connection with assuming this position, Mr. Rau and SeaChange will enter into a Change-in-Control Severance Agreement (the “Change-in-Control Agreement”), effective April 30, 2012, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2011 proxy statement.  The form of Mr. Rau’s Change-in-Control Agreement is filed as Exhibit 10.1 attached hereto.

The Change-in-Control Agreement is designed to provide an incentive to Mr. Rau to remain with SeaChange leading up to and following a change in control.

Immediately prior to a change in control, all of Mr. Rau’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable and any and all restricted stock and restricted stock units then held by Mr. Rau shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law.  In the event of a subsequent termination of Mr. Rau’s employment for any reason, all of Mr. Rau’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination.  If within one year following a change in control the employment of Mr. Rau is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by Mr. Rau for specified good reason, Mr. Rau shall be entitled to the following: (a) two times Mr. Rau’s annual base salary plus one times Mr. Rau’s annual bonus; (b) for a period of two years, continued health, life and disability benefits; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.1.

Fiscal 2013 Compensation and Bonus Plans

On April 30, 2012, the Compensation Committee of the Board of Directors of SeaChange established the fiscal year 2013 compensation and bonus plans (the “2013 Plans”) for Michael Bornak, Ira Goldfarb and Anthony Kelly, each a named executive officer of SeaChange.

The below-described 2013 Plans were established by the Compensation Committee after giving consideration to compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Mr. Bornak will be eligible for a target bonus of $175,000, with $100,000 payable in cash and $75,000 payable in RSUs, and an option award of 25,000 options issuable subsequent to each fiscal quarter subject to the achievement of individualized performance-based objectives. Mr. Goldfarb will be eligible for a target bonus of $200,000, with $50,000 payable in cash and $150,000 payable in RSUs. Mr. Kelly will be eligible for a target bonus of $300,000, with $75,000 payable in cash and $225,000 payable in RSUs.

This performance-based compensation is earned based on SeaChange achieving overall company financial objectives for fiscal 2013 related to revenue and non-GAAP operating income. In the case of each of Messrs. Bornak and Goldfarb, a portion of their respective bonus is based on individualized performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2013 fiscal year, with the RSUs to vest in equal annual installments over three years, with the first tranche vesting at the end of SeaChange’s 2014 fiscal year.

The plans provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and RSUs awarded under the plans, whether or not the criteria are satisfied. The plans also provide that the amount of the cash bonus and RSUs awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria, with a specified maximum upward adjustment of fifteen percent above target based upon non-gaap operating income and ten percent above target based upon revenue.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

10.1	Change-in-Control Severance Agreement, dated as of April 30, 2012, by and between SeaChange International, Inc. and Raghu Rau

99.1	Press release issued by SeaChange International, Inc., dated April 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Raghu Rau
Raghu Rau Chief Executive Officer

Dated: May 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change-in-Control Severance Agreement, dated as of April 30, 2012, by and between SeaChange International, Inc. and Raghu Rau

99.1	Press release issued by SeaChange International, Inc., dated April 30, 2012.